                                                                [CONFORMED COPY]
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                     UNION TEXAS PETROLEUM HOLDINGS, INC.,

                                                                   AS ISSUER,

                          THE GUARANTORS NAMED HEREIN,

                                                               AS GUARANTORS,

                                      AND


                      THE FIRST NATIONAL BANK OF CHICAGO,

                                                                   AS TRUSTEE
                            ------------------------


                                   INDENTURE


                    DATED AS OF                      , 1994


                            ------------------------


                                  $200,000,000

                                % SENIOR NOTES DUE 2004


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

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
 ACT SECTION                                                               INDENTURE SECTION
- --------------                                                             -----------------

310  (a) (1).................................................................  7.10
     (a) (2).................................................................  7.10
     (a) (3).................................................................  N.A.
     (a) (4).................................................................  N.A.
     (b) ....................................................................  7.08; 7.10
     (c) ....................................................................  N.A.
311  (a) ....................................................................  7.11
     (b) ....................................................................  7.11
     (c) ....................................................................  N.A.
312  (a) ....................................................................  2.05
     (b) ....................................................................  11.03
     (c) ....................................................................  11.03
313  (a) ....................................................................  7.06
     (b) ....................................................................  7.06
     (c) ....................................................................  7.06
     (d) ....................................................................  7.06
314  (a) ....................................................................  4.03
     (b) ....................................................................  N.A.
     (c) (1).................................................................  11.04
     (c) (2).................................................................  11.04
     (c) (3).................................................................  N.A.
     (d) ....................................................................  N.A.
     (e) ....................................................................  11.05
     (f) ....................................................................  N.A.
315  (a) ....................................................................  7.01(2)
     (b) ....................................................................  7.05
     (c) ....................................................................  7.01(1)
     (d) ....................................................................  7.01(3)
     (e) ....................................................................  6.11
316  (a) (last sentence).....................................................  2.09
     (a) (1)(A)..............................................................  6.05
     (a) (1)(B)..............................................................  6.04
     (a) (2).................................................................  N.A.
     (b) ....................................................................  6.07
     (c) ....................................................................  9.04
317  (a) (1).................................................................  6.08
     (a) (2).................................................................  6.09
     (b) ....................................................................  2.04
318  (a) ....................................................................  11.01

- ------------
N.A. means not applicable
*This Cross-Reference Table is not part of the Indenture

                               TABLE OF CONTENTS

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                                                                                          PAGE
SECTION 1.01     Definitions...........................................................     1
SECTION 1.02     Other Definitions.....................................................     6
SECTION 1.03     Incorporation by Reference of Trust Indenture Act.....................     6
SECTION 1.04     Rules of Construction.................................................     6
                                          ARTICLE 2
                                        THE SECURITIES
SECTION 2.01     Form and Dating.......................................................     6
SECTION 2.02     Execution and Authentication..........................................     7
SECTION 2.03     Registrar and Paying Agent............................................     7
SECTION 2.04     Paying Agent to Hold Money in Trust...................................     7
SECTION 2.05     Holder Lists..........................................................     7
SECTION 2.06     Transfer and Exchange.................................................     8
SECTION 2.07     Replacement Securities................................................     8
SECTION 2.08     Outstanding Securities................................................     8
SECTION 2.09     Treasury Securities...................................................     9
SECTION 2.10     Temporary Securities..................................................     9
SECTION 2.11     Cancellation..........................................................     9
SECTION 2.12     Defaulted Interest....................................................     9
SECTION 2.13     Persons Deemed Owners.................................................     9
                                          ARTICLE 3
                                          REDEMPTION
SECTION 3.01     Notices to Trustee....................................................     9
SECTION 3.02     Selection of Securities to be Redeemed................................    10
SECTION 3.03     Notices to Holders....................................................    10
SECTION 3.04     Effect of Notice of Redemption........................................    10
SECTION 3.05     Deposit of Redemption Price...........................................    11
SECTION 3.06     Securities Redeemed in Part...........................................    11
SECTION 3.07     Optional Redemption...................................................    11
                                          ARTICLE 4
                                          COVENANTS
SECTION 4.01     Payment of Securities.................................................    11
SECTION 4.02     Maintenance of Office or Agency.......................................    11
SECTION 4.03     SEC Reports; Financial Statements.....................................    12
SECTION 4.04     Compliance Certificate................................................    12
SECTION 4.05     Corporate Existence...................................................    13
SECTION 4.06     Maintenance of Properties.............................................    13

                                                                                          PAGE
SECTION 4.07     Payment of Taxes and Other Claims.....................................    13
SECTION 4.08     Limitation on Sale/Leaseback Transactions.............................    14
SECTION 4.09     Limitation on Liens...................................................    14
                                          ARTICLE 5
                                          SUCCESSORS
SECTION 5.01     Limitations on Mergers and Consolidations.............................    15
SECTION 5.02     Successor Corporation Substituted.....................................    16
                                          ARTICLE 6
                                    DEFAULTS AND REMEDIES
SECTION 6.01     Events of Default.....................................................    16
SECTION 6.02     Acceleration..........................................................    17
SECTION 6.03     Other Remedies........................................................    18
SECTION 6.04     Waiver of Existing Defaults...........................................    18
SECTION 6.05     Control by Majority...................................................    18
SECTION 6.06     Limitations on Suits..................................................    18
SECTION 6.07     Rights of Holders to Receive Payment..................................    18
SECTION 6.08     Collection Suit by Trustee............................................    19
SECTION 6.09     Trustee May File Proofs of Claim......................................    19
SECTION 6.10     Priorities............................................................    19
SECTION 6.11     Undertaking for Costs.................................................    19
                                          ARTICLE 7
                                           TRUSTEE
SECTION 7.01     Duties of Trustee.....................................................    20
SECTION 7.02     Rights of Trustee.....................................................    20
SECTION 7.03     Individual Rights of Trustee..........................................    21
SECTION 7.04     Trustee's Disclaimer..................................................    21
SECTION 7.05     Notice of Defaults....................................................    21
SECTION 7.06     Reports by Trustee to Holders.........................................    21
SECTION 7.07     Compensation and Indemnity............................................    21
SECTION 7.08     Replacement of Trustee................................................    22
SECTION 7.09     Successor Trustee by Merger, etc......................................    22
SECTION 7.10     Eligibility; Disqualification.........................................    23
SECTION 7.11     Preferential Collection of Claims Against Company.....................    23
                                          ARTICLE 8
                                    DISCHARGE OF INDENTURE
SECTION 8.01     Termination of Company's Obligations..................................    23
SECTION 8.02     Application of Trust Money............................................    24
SECTION 8.03     Repayment to Company..................................................    25
SECTION 8.04     Reinstatement.........................................................    25

                                                                                          PAGE
                                          ARTICLE 9
                                          AMENDMENTS
SECTION 9.01     Without Consent of Holders............................................    25
SECTION 9.02     With Consent of Holders...............................................    26
SECTION 9.03     Compliance with Trust Indenture Act...................................    27
SECTION 9.04     Revocation and Effect of Consents.....................................    27
SECTION 9.05     Notation on or Exchange of Securities.................................    27
SECTION 9.06     Trustee to Sign Amendments, etc. .....................................    27
                                          ARTICLE 10
                                   GUARANTEES OF SECURITIES
SECTION 10.01    Unconditional Guarantees..............................................    28
SECTION 10.02    Limitation of Guarantor's Liability...................................    29
SECTION 10.03    Contribution..........................................................    29
SECTION 10.04    Execution and Delivery of Guarantees..................................    30
SECTION 10.05    Addition of Guarantors................................................    30
SECTION 10.06    Release of Guarantee..................................................    30
SECTION 10.07    Consent to Jurisdiction and Service of Process........................    30
SECTION 10.08    Waiver of Immunity....................................................    31
SECTION 10.09    Judgment Currency.....................................................    31
                                          ARTICLE 11
                                        MISCELLANEOUS
SECTION 11.01    Trust Indenture Act Controls..........................................    32
SECTION 11.02    Notices...............................................................    32
SECTION 11.03    Communication by Holders with Other Holders...........................    32
SECTION 11.04    Certificate and Opinion as to Conditions Precedent....................    32
SECTION 11.05    Statements Required in Certificate or Opinion.........................    33
SECTION 11.06    Rules by Trustee and Agents...........................................    33
SECTION 11.07    Legal Holidays........................................................    33
SECTION 11.08    No Recourse Against Others............................................    33
SECTION 11.09    Governing Law.........................................................    33
SECTION 11.10    No Adverse Interpretation of Other Agreements.........................    33
SECTION 11.11    Successors............................................................    33
SECTION 11.12    Severability..........................................................    34
SECTION 11.13    Counterpart Originals.................................................    34
SECTION 11.14    Trustee as Paying Agent and Registrar.................................    34
SECTION 11.15    Table of Contents, Headings, etc. ....................................    34

     INDENTURE dated as of                , 1994 among Union Texas Petroleum
Holdings, Inc., a Delaware corporation (the "Company"), the Guarantors named herein and The First National Bank of Chicago, a national banking association, as trustee (the "Trustee").

     Each party agrees as follows for the benefit of the other parties and for
the equal and ratable benefit of the Holders of the Company's      % Senior
Notes due      (the "Securities"):

                                   ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     SECTION 1.01  Definitions

     "Adjusted Net Assets" of a Guarantor at any date means the lesser of (x) the amount by which the fair value of the property of such Guarantor at such date exceeds the total amount of liabilities, including, without limitation, the probable amount of contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date) of such Guarantor at such date, but excluding liabilities under the Guarantee of such Guarantor, and (y) the amount by which the present fair saleable value of the assets of such Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantor in respect of any obligations of such Subsidiary under the Guarantee of such Guarantor), excluding debt in respect of the Guarantee of such Guarantor, as they become absolute and matured.

     "Affiliate" of any specified Person means any Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person. For purposes of this definition, control of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. The Trustee may request and may conclusively rely upon an Officers' Certificate to determine whether any Person is an Affiliate of any specified Person.

     "Agent" means any Registrar or Paying Agent.

     "Attributable Indebtedness", when used with respect to any Sale/Leaseback Transaction, means, as at the time of determination, the present value (discounted at a rate equivalent to the Company's then current weighted average cost of funds for borrowed money as at the time of determination, compounded on a semi-annual basis) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

     "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

     "Board of Directors" means the Board of Directors of the Company or any authorized committee of the Board of Directors of the Company.

     "Business Day" means any day other than a Legal Holiday.

     "Capital Stock" of any Person means and includes any and all shares, rights to purchase, warrants or options (whether or not currently exercisable), participation or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

     "Capitalized Lease Obligation" of any Person means any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

     "Common Equity" of any Person means and includes all Capital Stock of such Person that is generally entitled to (i) vote in the election of directors of such Person, or (ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

     "Consolidated Net Worth" of the Company means the consolidated stockholders' equity of the Company and its Subsidiaries, as determined in accordance with GAAP.

     "Corporate Trust Office of the Trustee" means the address of the Trustee specified in Section 11.02 or such other address as the Trustee may give notice to the Company.

     "Default" means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

     "Funded Indebtedness" means all Indebtedness (including Indebtedness incurred under any revolving credit, letter of credit or working capital facility) that matures by its terms, or that is renewable at the option of any obligor thereon to a date, more than one year after the date on which such Indebtedness is originally incurred.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect on the Issue Date.

     "Guarantor" means (i) each Subsidiary of the Company executing this Indenture, (ii) each Subsidiary of the Company that becomes a guarantor of the Securities pursuant to Section 10.05, (iii) each Subsidiary of the Company that executes a supplemental indenture in which such Subsidiary agrees to be bound by
Article 10 and (iv) any Subsidiary of the Company that is a successor corporation of any Subsidiary of the Company referred to in clauses (i) through
(iii). The term "Guarantor" shall not include any Subsidiary of the Company referred to in clauses (i) through (iv) that shall have been released from its obligations under Article 10 pursuant to Section 10.06.

     "Hedging Obligations" of any Person means the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

     "Holder" means a Person in whose name a Security is registered.

     "Indebtedness" of any Person at any date means, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit incurred by such Person in the ordinary course of business, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness (other than Joint Venture Indebtedness) of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, (vii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee and (viii) all Hedging Obligations of such Person.

     "Indenture" means this Indenture as amended from time to time.

     "Independent Investment Banker" means an independent investment banking institution of national standing appointed by the Company for purposes of calculating any Make-Whole Premium, provided, that if the Company fails to make such appointment at least 10 Business Days prior to the Redemption Date for any Security to be redeemed, or if the institution so appointed is unwilling or unable to make such calculation, such calculation will be made by Goldman, Sachs & Co. or, if such firm is unwilling or unable to make such calculation, by an independent investment banking institution of national standing appointed by the Trustee.

     "Interest Payment Date" shall have the meaning assigned to such term in the Securities.

     "Issue Date" means the date on which the Securities are originally issued under this Indenture.

     "Joint Venture Indebtedness" means obligations secured by a Lien on the interests of the Company or a Restricted Subsidiary, as the case may be, arising under production sharing contracts or related supply contracts, if such Lien covers ratably the interests of Pertamina, the Indonesian national oil company, and all production sharing contractors thereunder.

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including, without limitation, any production payment, advance payment or similar arrangement with respect to minerals in place), whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of this Indenture, the Company or any Restricted Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation (other than any Capitalized Lease Obligation relating to any building, structure, equipment or other property used or to be used in the ordinary course of business of the Company and the Restricted Subsidiaries) or other title retention agreement relating to such asset.

     "Make-Whole Premium" means, with respect to any Security (or portion thereof) to be redeemed, an amount equal to the excess, if any, of:

          (i) the sum of the present values, calculated as of the Redemption Date, of:

             (A) each interest payment that, but for such redemption, would have been payable on the Security (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

             (B) the principal amount that, but for such redemption, would have been payable at the final maturity of the Security (or portion thereof) being redeemed;

     over

          (ii) the principal amount of the Security (or portion thereof) being redeemed.

The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield. The Make-Whole Premium shall be calculated by an Independent Investment Banker.

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities, calculated to the nearest
1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third Business Day immediately preceding the applicable Redemption Date. The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100 of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

     "Net Proceeds" means, with respect to any Sale/Leaseback Transaction entered into by the Company or any Restricted Subsidiary, the aggregate net proceeds received by the Company or such Restricted Subsidiary from such Sale/Leaseback Transaction after payment of expenses, taxes, commissions and similar amounts incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt, as determined by the Board of Directors).

     "Non-Recourse Indebtedness" means, at any date, the aggregate amount at such date of Indebtedness of the Company or a Restricted Subsidiary in respect of which the recourse of the holder of such Indebtedness, whether direct or indirect and whether contingent or otherwise, is effectively limited to specified assets.

     "Officer" means the President, the Treasurer, any Assistant Treasurer, Controller, Secretary, Assistant Secretary or any Vice President of a Person.

     "Officers' Certificate" means a certificate signed by two Officers of a Person, one of whom must be the Person's chief executive officer, chief financial officer or chief accounting officer.

     "Opinion of Counsel" means an opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Guarantor or the Trustee.

     "Ordinary Course Lien" means:

          (a) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of the Company;

          (b) Liens imposed by law, such as carriers', warehousemen's, landlords' and mechanics' liens and other similar liens arising in the ordinary course of business which secure obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on the books of the Company;

          (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation;

          (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the ordinary course of business of the Company and the Restricted Subsidiaries;

          (e) Liens arising under operating agreements or similar agreements in respect of obligations which are not yet due or which are being contested in good faith by appropriate proceedings;

          (f) Liens reserved in oil, gas and/or mineral leases, production sharing contracts and petroleum concession agreements and licenses for bonus or rental payments and for compliance with the terms of such leases, contracts, agreements and licenses;

          (g) Liens pursuant to partnership agreements, oil, gas and/or mineral leases, production sharing contracts, petroleum concession agreements and licenses, farm-out agreements, division orders, contracts for the sale, purchase, exchange, processing or transportation of oil, gas and/or other hydrocarbons, unitization and pooling declarations and agreements, operating agreements, development agreements, area of mutual interest agreements, and other agreements which are customary in the oil, gas and other mineral exploration, development and production business and in the business of processing of gas and gas condensate production for the extraction of products therefrom;

          (h) Liens on personal property (excluding the Capital Stock of any Restricted Subsidiary) securing Indebtedness of the Company or any Restricted Subsidiary other than Funded Indebtedness; and

          (i) Liens which secure a judgment or other court-ordered award or settlement as to which the Company has not exhausted its appellate rights.

     "Pari Passu Indebtedness" means any Indebtedness of the Company, whether outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Securities.

     "Person" means any individual, corporation, partnership, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

     "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

     "Redemption Price" shall have the meaning assigned to such term in the Securities.

     "Restricted Subsidiary" means (i) each Subsidiary of the Company executing this Indenture, (ii) Union Texas Petroleum Limited so long as it is a Subsidiary of the Company and (iii) any Subsidiary of the Company that is a successor corporation of any Subsidiary of the Company referred to in clauses (i) and
(ii). The status of any Subsidiary of the Company as a Restricted Subsidiary shall continue, irrespective of any release of any Guarantee provided by such Subsidiary under Article 10, so long as it is a Subsidiary of the Company.

     "Sale/Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the Securities described above issued under this Indenture. For purposes of this Indenture, the term "Securities" shall, except where the context otherwise requires, include the Guarantees.

     "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

     "Subsidiary" of any Person means any corporation of which at least a majority of the aggregate voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person, and any entity other than a corporation in which such Person, directly or indirectly, owns at least a majority of the Common Equity of such entity.

     "TIA" means the Trust Indenture Act of 1939, as amended (15 U.S.C. sec.sec. 77aaa-77bbbb), as in effect on the Issue Date.

     "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

     "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

     "Union Texas East Kalimantan Limited" means Union Texas East Kalimantan Limited, a Bahamian corporation and a Subsidiary of the Company.

     "Union Texas Petroleum Limited" means Union Texas Petroleum Limited, an English limited company and a Subsidiary of the Company.

     "U.S. Government Obligations" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

     SECTION 1.02  Other Definitions

                                                                                 DEFINED
                                                                                   IN
               TERM                                                              SECTION
               ----                                                              -------
        "Authorized Agent".....................................................  10.07
        "Company Guarantee"....................................................  10.01(a)
        "Custodian"............................................................   6.01
        "Event of Default".....................................................   6.01
        "Funding Guarantor"....................................................  10.03
        "Guarantees"...........................................................  10.01(a)
        "Judgment Currency"....................................................  10.09
        "Legal Holiday"........................................................  11.07
        "Non-U.S. Guarantor"...................................................  10.07
        "Paying Agent".........................................................   2.03
        "Registrar"............................................................   2.03
        "Successor"............................................................   5.01

     SECTION 1.03  Incorporation by Reference of Trust Indenture Act

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

     All terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     SECTION 1.04  Rules of Construction

     Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular; and

          (5) provisions apply to successive events and transactions.

                                   ARTICLE 2

                                 THE SECURITIES

     SECTION 2.01  Form and Dating

     The Securities, the notations thereon relating to the Guarantees and the Company Guarantee and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A to this Indenture. The Securities may have notations, legends or endorsements required by law, securities exchange rule or usage. Each Security shall be dated the date of its authentication. The Securities shall be in denominations of $1,000 and whole multiples thereof.

     The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

     SECTION 2.02  Execution and Authentication

     Two Officers of the Company shall sign the Securities and the notation thereon relating to the Company Guarantee on behalf of the Company, and two Officers of each Guarantor shall sign the notation on the Securities relating to the Guarantees on behalf of such Guarantor, in each case by manual or facsimile signature. The Company's seal shall be reproduced on the Securities and may be in facsimile form.

     If an Officer of the Company or any Guarantor whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.

     A Security shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

     The Trustee shall authenticate Securities for original issue up to the aggregate principal amount of $200,000,000, upon a written order of the Company signed by two Officers of the Company. The aggregate principal amount of Securities outstanding at any time may not exceed such amount except as provided in Section 2.07.

     The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, the Guarantors or an Affiliate of any of them.

     SECTION 2.03  Registrar and Paying Agent

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or exchange ("Registrar") and an office or agency where Securities may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent.

     The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Company may change any Paying Agent or Registrar without notice to any Holder. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

     SECTION 2.04  Paying Agent to Hold Money in Trust

     The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or premium, if any, or interest on the Securities, whether such money shall have been paid to it by the Company or any Guarantor, and will notify the Trustee of any default by the Company or any Guarantor in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.

     SECTION 2.05  Holder Lists

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA sec. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each Interest Payment Date, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA sec. 312(a).

     SECTION 2.06  Transfer and Exchange

     The Securities shall be issued in registered form and shall be transferable only upon their surrender for registration of transfer. Where Securities are presented to the Registrar with a request to register a transfer or to exchange the Securities for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transaction are met; provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar and the Trustee, duly executed by the Holder thereof or the Holder's attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request.

     The Company shall not be required (i) to issue, to register the transfer of, or to exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 3.02 and ending at the close of business on the date of selection, (ii) to register the transfer of or to exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part, or (iii) to register the transfer or exchange of a Security between the record date and the next succeeding Interest Payment Date.

     No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to
Section 3.06 or 9.05).

     SECTION 2.07  Replacement Securities

     If any mutilated Security is surrendered to the Trustee, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee, the Company or any Guarantor, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee, the Company and the Guarantors to protect the Company, the Guarantors, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Security is replaced. The Company and the Guarantors may charge for their expenses in replacing a Security.

     Every replacement Security is an additional obligation of the Company and the Guarantors.

     SECTION 2.08  Outstanding Securities

     The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation and those described in this Section as not outstanding.

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

     Except as set forth in Section 2.09, a Security does not cease to be outstanding because the Company, a Guarantor or an Affiliate of any of them holds the Security.

     SECTION 2.09  Treasury Securities

     In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, a Guarantor or an Affiliate of any of them shall be considered as though not outstanding, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded.

     SECTION 2.10  Temporary Securities

     Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Company considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

     SECTION 2.11  Cancellation

     The Company or any Guarantor at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation. Unless the Company shall direct that cancelled Securities be returned to it, after written notice to the Company all cancelled Securities held by the Trustee shall be destroyed in accordance with the usual destruction procedures of the Trustee, and the Trustee shall maintain a record of their destruction. The Company may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

     SECTION 2.12  Defaulted Interest

     If the Company defaults in a payment of interest on the Securities, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Securities and in Section 4.01. The Company shall, with the consent of the Trustee, fix each such special record date and payment date. At least 15 days before any special record date, the Company (or the Trustee, in the name of and at the expense of the Company) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

     SECTION 2.13  Persons Deemed Owners

     The Company, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of, or premium, if any, or interest on such Security and for all other purposes. None of the Company, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

                                   ARTICLE 3

                                   REDEMPTION

     SECTION 3.01  Notices to Trustee

     If the Company elects to redeem Securities pursuant to the redemption provisions of Section 3.07, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a Redemption Date, an Officers' Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price.

     SECTION 3.02  Selection of Securities to be Redeemed

     If less than all of the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed pro rata or by lot. The particular Securities to be redeemed shall be selected, unless otherwise provided herein, not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities not previously called for redemption.

     The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities and portions of them selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a whole multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

     SECTION 3.03  Notices to Holders

     (a) At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail in conformity with Section 11.02 a notice of redemption to each Holder whose Securities are to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) if any Security is being redeemed in part, the portion of the principal amount of such Security to be redeemed and that, after the Redemption Date, upon surrender of such Security, a new Security or Securities in principal amount equal to the unredeemed portion will be issued;

          (4) the name and address of the Paying Agent;

          (5) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

          (6) that unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities;

          (7) the paragraph of the Securities pursuant to which the Securities are being redeemed;

          (8) the aggregate principal amount of Securities being redeemed; and

          (9) the CUSIP number of the Securities.

     (b) At the Company's request, the Trustee shall give the notice required in
Section 3.03(a) in the Company's name and at its expense; provided, however, that the Company shall deliver to the Trustee, at least 40 days prior to the Redemption Date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in Section 3.03(a).

     SECTION 3.04  Effect of Notice of Redemption

     Once notice of redemption is mailed pursuant to Section 3.03, Securities called for redemption become due and payable on the Redemption Date at the Redemption Price. Upon surrender to the Paying Agent, such Securities shall be paid out at the Redemption Price.

     SECTION 3.05  Deposit of Redemption Price

     One Business Day prior to the Redemption Date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of all Securities to be redeemed on that date. The Trustee or the Paying Agent shall return to the Company any money not required for that purpose.

     If the Company complies with the preceding paragraph, interest on the Securities or portions thereof to be redeemed (whether or not such Securities are presented for payment) will cease to accrue on the applicable Redemption Date. If any Security called for redemption shall not be so paid upon surrender because of the failure of the Company to comply with the preceding paragraph, then interest will be paid on the unpaid principal and premium, if any, from the Redemption Date until such principal and premium are paid and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01.

     SECTION 3.06  Securities Redeemed in Part

     Upon surrender of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder, at the expense of the Company, a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

     SECTION 3.07  Optional Redemption

     The Securities may be redeemed at any time, at the option of the Company, in whole or from time to time in part, at the Redemption Price specified in the Securities.

     Any redemption pursuant to this Section 3.07 shall be made, to the extent applicable, pursuant to the provisions of Sections 3.01 through 3.06.

                                   ARTICLE 4

                                   COVENANTS

     SECTION 4.01  Payment of Securities

     The Company shall pay the principal of, and premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities. Principal, premium and interest shall be considered paid on the date due if the Paying Agent, other than the Company or a Subsidiary of the Company, holds on that date money deposited by the Company designated for and sufficient to pay all principal, premium and interest then due.

     The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, and premium, if any, at a rate equal to the then applicable interest rate on the Securities to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     SECTION 4.02  Maintenance of Office or Agency

     The Company will maintain, in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Securities may be presented for registration of transfer or exchange, where Securities may be presented for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. Unless otherwise designated by the Company by written notice to the Trustee, such office or agency shall be the principal office of The First National Bank of Chicago, in The City of New York which, on the date
hereof, is located at                                                 . The
Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Services Division of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

     SECTION 4.03  SEC Reports; Financial Statements

     (a) The Company shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. If the Company is not subject to the requirements of such Section 13 or 15(d), the Company shall file with the Trustee, within 15 days after it would have been required to file the same with the SEC, financial statements, including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations," both comparable to that which the Company would have been required to include in such annual reports, information, documents or other reports if the Company had been subject to the requirements of such Section 13 or 15(d). The Company and each Guarantor shall also comply with the provisions of TIA sec. 314(a).

     (b) If the Company is required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause any annual report furnished to its stockholders generally and any quarterly or other financial reports furnished by it to its stockholders generally to be filed with the Trustee and mailed to the Holders at their addresses appearing in the register of Securities maintained by the Registrar. If the Company is not required to furnish annual or quarterly reports to its stockholders pursuant to the Exchange Act, the Company shall cause its financial statements referred to in Section 4.03(a), including any notes thereto (and with respect to annual reports, an auditors' report by a firm of established national reputation), and a "Management's Discussion and Analysis of Financial Condition and Results of Operations" to be so mailed to the Holders within 90 days after the end of each of the Company's fiscal years and within 60 days after the end of each of the Company's first three fiscal quarters.

     (c) The Company shall provide the Trustee with a sufficient number of copies of all reports and other documents and information that the Trustee may be required to deliver to Holders under this Section.

     SECTION 4.04  Compliance Certificate

     (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers of the Company with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his knowledge the Company and each Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company or such Guarantor, as the case may be, is taking or proposes to take with respect thereto) and that to the best of his knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, or premium, if any, or interest, if any, on the Securities or payments on account of the

Guarantees are prohibited or, if such event has occurred, a description of the event and what action the Company and the Guarantors are taking or propose to take with respect thereto.

     (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03 shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 4 or 5 of this Indenture (to the extent such provisions relate to accounting matters) or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

     (c) The Company and the Guarantors shall, so long as any of the Securities are outstanding, deliver to the Trustee, forthwith upon any Officer of the Company or any Guarantor becoming aware of any Default or Event of Default under this Indenture, an Officers' Certificate specifying such Default or Event of Default and what action the Company or such Guarantor is taking or proposes to take with respect thereto.

     SECTION 4.05  Corporate Existence

     The Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership and other existence of each of its Subsidiaries and all rights (charter and statutory) and franchises of the Company and its Subsidiaries, provided that the Company shall not be required to preserve the corporate existence of any Subsidiary of the Company or any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries and that the loss thereof would not have a material adverse effect on the business, prospects, assets or financial condition of the Company and its Subsidiaries taken as a whole and would not have any material adverse effect on the payment and performance of the obligations of the Company and the Guarantors under the Securities and this Indenture.

     SECTION 4.06  Maintenance of Properties

     The Company shall cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any such Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any such Subsidiary and not disadvantageous in any material respect to the Holders.

     SECTION 4.07  Payment of Taxes and Other Claims

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and
(ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

     SECTION 4.08  Limitation on Sale/Leaseback Transactions

     The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or a Restricted Subsidiary) unless:

          (a) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to
     Section 4.09 without equally and ratably securing the Securities pursuant to such Section;

          (b) after the Issue Date and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, the Company or such Restricted Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company and the Restricted Subsidiaries (including amounts expended for the exploration, drilling or development thereof, and for additions, alterations, repairs and improvements thereto) an amount equal to all or a portion of the Net Proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause
     (c) below); or

          (c) the Company, during the 12-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary defeasance or retirement of Securities or any Pari Passu Indebtedness an amount equal to the greater of the Net Proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors of the Company, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause (b) above), less an amount equal to the principal amount of Securities and Pari Passu Indebtedness voluntarily defeased or retired by the Company within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Restricted Subsidiary during such period.

     SECTION 4.09  Limitation on Liens

     No provision of this Indenture or the Securities shall in any way restrict or prevent the Company or any Restricted Subsidiary from issuing, assuming, guaranteeing or otherwise incurring any Indebtedness, provided, however, that the Company shall not, and shall not permit any Restricted Subsidiary to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary without making effective provision whereby any and all Securities then or thereafter outstanding will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured. Notwithstanding the foregoing, the Company or any Restricted Subsidiary may, without so securing the Securities, issue, assume or guarantee Indebtedness secured by the following Liens:

          (a) Liens existing on the Issue Date or provided for under the terms of agreements existing on the Issue Date (including, without limitation, the Lien provided for pursuant to Section 7.07);

          (b) Liens on property securing (i) all or any portion of the cost of exploration, drilling or development of such property, (ii) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property or (iii) Indebtedness incurred by the Company or any Restricted Subsidiary to provide funds for the activities set forth in clauses (i) and (ii) above;

          (c) Liens securing Indebtedness owed by a Restricted Subsidiary to the Company or to any other Restricted Subsidiary;

          (d) Liens on the property of any Person existing at the time such Person becomes a Subsidiary of the Company and not incurred as a result of (or in connection with or in anticipation of) such Person becoming a Subsidiary of the Company, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries other than the property so acquired;

          (e) Liens on any property securing (i) Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or (ii) Indebtedness issued or guaranteed by the United States or any State thereof or any department, agency or instrumentality of either;

          (f) any Lien on any asset securing Non-Recourse Indebtedness of the Company or any Restricted Subsidiary or on any asset of Union Texas East Kalimantan Limited securing Joint Venture Indebtedness;

          (g) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any Lien of any type permitted under clauses (a) through (f) above, provided that such Lien extends to or covers only the property that is subject to the Lien being extended, renewed or replaced;

          (h) any Ordinary Course Lien arising, but only so long as continuing, in the ordinary course of business of the Company and the Restricted Subsidiaries; or

          (i) Liens (exclusive of any Lien of any type otherwise permitted under clauses (a) through (h) above) securing Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) of Section 4.08 (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (a) through (h) above), does not at the time such Indebtedness is incurred exceed 10% of the Consolidated Net Worth of the Company (as shown in the most recent audited consolidated balance sheet of the Company and its Subsidiaries).

     Notwithstanding the foregoing, nothing in this Section 4.09 shall be deemed to prohibit or otherwise limit the following types of transactions:

          (i) the sale, granting of Liens with respect to, or other transfer of, crude oil, natural gas or other petroleum hydrocarbons in place for a period of time until, or in an amount such that, the transferee will realize therefrom a specified amount (however determined) of money or of such crude oil, natural gas or other petroleum hydrocarbons;

          (ii) the sale or other transfer of any other interest in property of the character commonly referred to as a production payment, overriding royalty, forward sale or similar interest; or

          (iii) the granting of Liens required by any contract or statute in order to permit the Company or any Restricted Subsidiary to perform any contract or subcontract made by it with or at the request of the United States or any State thereof or any department, agency or instrumentality of either, or to secure partial, progress, advance or other payments to the Company or any Restricted Subsidiary by such governmental unit pursuant to the provisions of any contract or statute.

                                   ARTICLE 5

                                   SUCCESSORS

     SECTION 5.01  Limitations on Mergers and Consolidations

     Neither the Company nor any Guarantor shall consolidate or merge with or into any Person, or sell, lease, convey or otherwise dispose of all or substantially all of its assets, or assign any of its obligations hereunder or under the Securities, to any Person, unless:

          (i) the Person formed by or surviving such consolidation or merger (if other than the Company or such Guarantor, as the case may be), or to which such sale, lease, conveyance or other disposition or assignment shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia (or, in the case of a Guarantor organized under the laws of a jurisdiction outside the United States, a corporation organized and existing under the laws of such foreign jurisdiction), and the Successor assumes by supplemental indenture in a form satisfactory to the Trustee all of the obligations of the Company or such Guarantor, as the case may be, under this Indenture and the Securities;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

          (iii) the Company shall have delivered to the Trustee prior to the consummation of the proposed transaction an Officers' Certificate and an Opinion of Counsel, each stating that the proposed transaction and such supplemental indenture comply with this Indenture.

     SECTION 5.02  Successor Corporation Substituted

     Upon any consolidation or merger of the Company or any Guarantor, or any sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company or any Guarantor or any assignment of the obligations of the Company or any Guarantor under this Indenture or the Securities in accordance with Section 5.01, the Successor formed by such consolidation or into or with which the Company or such Guarantor is merged or to which such sale, lease, conveyance or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture and the Securities with the same effect as if such Successor had been named as the Company or such Guarantor herein and the predecessor Company or Guarantor, in the case of a sale, lease, conveyance or other disposition or assignment, shall be released from all obligations under this Indenture and the Securities.

                                   ARTICLE 6

                             DEFAULTS AND REMEDIES

     SECTION 6.01  Events of Default

     An "Event of Default" occurs if:

          (1) the Company or any Guarantor defaults in the payment of interest on any Security when the same becomes due and payable and the Default continues for a period of 30 days;

          (2) the Company or any Guarantor defaults in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable at maturity, upon acceleration or otherwise;

          (3) the Company or any Guarantor fails to comply with any of its other agreements or covenants in, or provisions of, the Securities, the Guarantees or this Indenture and such failure continues for the period and after the notice specified in the last paragraph of this Section 6.01;

          (4) any default shall occur which results in the acceleration of the maturity of any Indebtedness of the Company or any Restricted Subsidiary (other than the Securities or any Non-Recourse Indebtedness) having an outstanding principal amount of $20 million or more individually or, taken together with all other such Indebtedness that has been so accelerated, in the aggregate; or any default shall occur in the payment of any principal or interest in respect of any Indebtedness of the Company or any Restricted Subsidiary (other than the Securities or any Non-Recourse Indebtedness) having an outstanding principal amount of $20 million or more individually or, taken together with all other such Indebtedness with respect to which any such payment has not been made, in the aggregate and such default shall be continuing for a period of 30 days without the Company or such Restricted Subsidiary, as the case may be, effecting a cure of such default;

          (5) a judgment or order for the payment of money in excess of $20 million (net of applicable insurance coverage which is acknowledged in writing by the insurer) shall be rendered against the

     Company or any Restricted Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days;

          (6) the Company or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

             (a) commences a voluntary case,

             (b) consents to the entry of an order for relief against it in an involuntary case,

             (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

             (d) makes a general assignment for the benefit of its creditors; or

          (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

             (a) is for relief against the Company or any Restricted Subsidiary as debtor in an involuntary case,

             (b) appoints a Custodian of the Company or any Restricted Subsidiary or a Custodian for all or substantially all of the property of the Company or any Restricted Subsidiary, or

             (c) orders the liquidation of the Company or any Restricted Subsidiary,

     and the order or decree remains unstayed and in effect for 60 days.

     The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

     The Trustee shall not be deemed to know of a Default unless a Trust Officer at the Corporate Trust Office of the Trustee has actual knowledge of such Default or the Trustee receives written notice at the Corporate Trust Office of the Trustee of such Default with specific reference to such Default.

     A Default under clause (3) is not an Event of Default until the Trustee notifies the Company and, in the case of a Default by a Guarantor, such Guarantor, or the Holders of at least 25% in principal amount of the then outstanding Securities notify the Company, such Guarantor (where applicable) and the Trustee, of the Default, and neither the Company nor such Guarantor cures the Default within 60 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default."

     SECTION 6.02  Acceleration

     If an Event of Default (other than an Event of Default specified in clauses
(6) or (7) of Section 6.01) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Securities by notice to the Company and the Trustee, may declare the principal of and premium, if any, and accrued and unpaid interest on all then outstanding Securities to be due and payable immediately. Upon any such declaration the amounts due and payable on the Securities, as determined in accordance with the next succeeding paragraph, shall be due and payable immediately. If an Event of Default specified in clause (6) or (7) of Section
6.01 occurs, such amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder. The Holders of a majority in principal amount of the then outstanding Securities by written notice to the Trustee may rescind an acceleration and its consequences (other than nonpayment of principal of, or premium, if any, or interest on the Securities) if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived.

     In the event that the maturity of the Securities is accelerated pursuant to this Section 6.02, 100% of the principal amount thereof shall become due and payable plus accrued interest to the date of payment.

     SECTION 6.03  Other Remedies

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

     SECTION 6.04  Waiver of Existing Defaults

     Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Securities by notice to the Trustee may waive an existing Default or Event of Default and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities on equal terms), except a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on any Security. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     SECTION 6.05  Control by Majority

     The Holders of a majority in principal amount of the then outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it hereunder. However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability.

     SECTION 6.06  Limitations on Suits

     Subject to Section 6.07, a Holder may pursue a remedy with respect to this Indenture (including the Guarantees) or the Securities only if:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) the Holders of at least 25% in principal amount of the then outstanding Securities make a written request to the Trustee to pursue the remedy;

          (3) such Holder or Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense; and

          (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

     SECTION 6.07  Rights of Holders to Receive Payment

     Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of, and premium, if any, and interest on the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

     SECTION 6.08  Collection Suit by Trustee

     If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company and any Guarantor for the amount of principal, premium, if any, and interest remaining unpaid on the Securities, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

     SECTION 6.09  Trustee May File Proofs of Claim

     The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company and any Guarantor or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     SECTION 6.10  Priorities

     If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

          First: to the Trustee for amounts due under Section 7.07;

          Second: to Holders for amounts due and unpaid on the Securities for principal, premium, if any, and interest ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal, premium, if any, and interest, respectively; and

          Third: to the Company.

     The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Article.

     SECTION 6.11  Undertaking for Costs

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Securities.

                                   ARTICLE 7

                                    TRUSTEE

     SECTION 7.01  Duties of Trustee

     (1) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

     (2) Except during the continuance of an Event of Default:

          (a) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (b) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine such certificates and opinions to determine whether or not, on their face, they appear to conform to the requirements of this Indenture.

     (3) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (a) this paragraph does not limit the effect of paragraph (2) of this Section;

          (b) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (c) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     (4) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (1),
(2) and (3) of this Section.

     (5) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity reasonably satisfactory to it against any loss, liability or expense.

     (6) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, and premium, if any, and interest on the Securities.

     SECTION 7.02  Rights of Trustee

     (1) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

     (2) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

     (3) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (4) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

     (5) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company or any Guarantor shall be sufficient if signed by an Officer of the Company or such Guarantor.

     SECTION 7.03  Individual Rights of Trustee

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, the Guarantors or any of their Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 7.10 and 7.11.

     SECTION 7.04  Trustee's Disclaimer

     The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities or any money paid to the Company or upon the Company's direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

     SECTION 7.05  Notice of Defaults

     If a Default or Event of Default occurs and is continuing and it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 45 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, or premium, if any, or interest on any Security, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

     SECTION 7.06  Reports by Trustee to Holders

     Within 60 days after each January 31, beginning with January 31, 1995, and in any event prior to March 31 in each year, the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with TIA sec. 313(a); provided, however, that if no event described in TIA sec. 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted. The Trustee also shall comply with TIA sec. 313(b). The Trustee shall also transmit by mail all reports as required by TIA sec. 313(c).

     A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company shall notify the Trustee when the Securities are listed on any stock exchange.

     SECTION 7.07  Compensation and Indemnity

     The Company and the Guarantors jointly and severally agree to pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company and the Guarantors jointly and severally agree to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company and the Guarantors jointly and severally agree to indemnify the Trustee against any loss, liability or expense incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next paragraph. The Trustee shall notify the Company and the Guarantors promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the

Company and the Guarantors shall pay the reasonable fees and expenses of such counsel. The Company and the Guarantors need not pay for any settlement made without their consent, which consent shall not be unreasonably withheld.

     Neither the Company nor the Guarantors shall be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

     To secure the payment obligations of the Company and the Guarantors in this Section, the Trustee shall have a Lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of and premium, if any, and interest on particular Securities. Such Lien shall survive the satisfaction and discharge of this Indenture.

     When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(6) or (7) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     SECTION 7.08  Replacement of Trustee

     A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

     The Trustee may resign and be discharged from the trust hereby created by so notifying the Company and the Guarantors. The Holders of a majority in principal amount of the then outstanding Securities may remove the Trustee by so notifying the Trustee and the Company. The Company may remove the Trustee if:

          (1) the Trustee fails to comply with Section 7.10;

          (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (3) a Custodian or public officer takes charge of the Trustee or its property; or

          (4) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company and the Guarantors shall promptly appoint a successor Trustee.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and the Guarantors. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this
Section 7.08, the obligations of the Company and the Guarantors under Section
7.07 shall continue for the benefit of the retiring Trustee.

     SECTION 7.09  Successor Trustee by Merger, etc.

     Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee's liabilities hereunder.

     In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated, with the same effect as if such successor Trustee had itself authenticated such Securities.

     SECTION 7.10  Eligibility; Disqualification

     There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by Federal or State (or the District of Columbia) authority and shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

     The Indenture shall always have a Trustee who satisfies the requirements of TIA sec.sec. 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA sec. 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA sec. 310(b).

     SECTION 7.11  Preferential Collection of Claims Against Company

     The Trustee is subject to and shall comply with the provisions of TIA sec. 311(a), excluding any creditor relationship listed in TIA sec. 311(b). A Trustee who has resigned or been removed shall be subject to TIA sec. 311(a) to the extent indicated therein.

                                   ARTICLE 8

                             DISCHARGE OF INDENTURE

     SECTION 8.01  Termination of Company's Obligations

     (a) This Indenture shall cease to be of further effect (except that the Company's and the Guarantors' obligations under Section 7.07 and the Trustee's and Paying Agent's obligations under Section 8.03 shall survive), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture, when:

        (1) either

             (A) all outstanding Securities theretofore authenticated and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or

             (B) all outstanding Securities not theretofore delivered to the Trustee for cancellation:

                (i) have become due and payable, or

                (ii) will become due and payable at their stated maturity within one year, or

                (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of clause (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for the purpose an amount which, together with earnings thereon, will be sufficient to pay and discharge the entire indebtedness on such Securities for principal, premium, if any, and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the stated maturity or Redemption Date, as the case may be;

          (2) the Company has paid all other sums payable by it hereunder; and

          (3) the Company has delivered to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, together with an Opinion of Counsel to the same effect.

     (b) The Company and the Guarantors may, subject as provided herein, terminate all of their obligations under this Indenture if:

          (1) the Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal of and interest on the Securities to maturity, and to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to the payment of said principal and interest with respect to the Securities as the same shall become due;

          (2) the Company delivers to the Trustee an Officers' Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture have been complied with, and an Opinion of Counsel to the same effect;

          (3) no Default or Event of Default shall have occurred and be continuing on the date of such deposit; and

          (4) the Company shall have delivered to the Trustee an Opinion of Counsel from nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the Holders of the Securities will not recognize income, gain or loss for Federal income tax purposes as a result of the Company's exercise of its option under this Section 8.01(b) and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised.

     In such event, this Indenture shall cease to be of further effect (except as provided in the next succeeding paragraph), and the Trustee, on demand of the Company, shall execute proper instruments acknowledging confirmation of and discharge under this Indenture.

     However, the Company's obligations in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 4.01, 5.01, 7.07, 7.08 and 8.04, the Guarantors' obligations in Sections 5.01, 7.07, 8.04 and 10.01 and the Company's, the Trustee's and Paying Agent's obligations in Section 8.03 shall survive until the Securities are no longer outstanding. Thereafter, only the Company's and the Guarantor's obligations in
Section 7.07 and the Trustee's and Paying Agent's obligations in Section 8.03 shall survive.

     After such irrevocable deposit made pursuant to this Section 8.01(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Company's and the Guarantors' obligations under this Indenture except for those surviving obligations specified above.

     In order to have money available on a payment date to pay principal of or interest on the Securities, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

     SECTION 8.02  Application of Trust Money

     The Trustee or a trustee satisfactory to the Trustee and the Company shall hold in trust money or U.S. Government Obligations deposited with it pursuant to
Section 8.01. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and premium, if any, and interest on the Securities.

     SECTION 8.03  Repayment to Company

     The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them at any time.

     The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due; provided, however, that the Company shall have either caused notice of such payment to be mailed to each Holder entitled thereto no less than 30 days prior to such repayment or within such period shall have published such notice in a financial newspaper of widespread circulation published in The City of New York. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

     SECTION 8.04  Reinstatement

     If the Trustee or the Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 8.01; provided, however, that if the Company or any Guarantor has made any payment of principal of or premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or the Paying Agent.

                                   ARTICLE 9

                                   AMENDMENTS

     SECTION 9.01  Without Consent of Holders

     The Company, the Guarantors and the Trustee may amend this Indenture or the Securities or waive any provision hereof or thereof without the consent of any
Holder:

          (1) to cure any ambiguity, omission, defect or inconsistency;

          (2) to comply with Section 5.01;

          (3) to provide for uncertificated Securities in addition to or in place of certificated Securities;

          (4) to reflect the release of any Guarantor from its Guarantee, or the addition of any Subsidiary of the Company as a Guarantor, in the manner provided by this Indenture;

          (5) to comply with any requirement in order to effect or maintain the qualification of this Indenture under the TIA; or

          (6) to make any change that does not adversely affect the rights hereunder of any Holder in any material respect.

     Upon the request of the Company and the Guarantors, accompanied by a resolution of the Board of Directors and of the board of directors, board of trustees or managing partners of each Guarantor authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained. After an amendment or waiver under this Section becomes effective, the Company shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

     SECTION 9.02  With Consent of Holders

     Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend this Indenture or the Securities with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities on equal terms) of the Holders of at least a majority in principal amount of the then outstanding Securities.

     Upon the request of the Company and the Guarantors, accompanied by a resolution of the Board of Directors and of the board of directors, board of trustees or managing partners of each Guarantor authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall join with the Company and the Guarantors in the execution of such supplemental indenture.

     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

     The Holders of a majority in principal amount of the then outstanding Securities may waive compliance in a particular instance by the Company or the Guarantors with any provision of this Indenture or the Securities (including waivers obtained in connection with a tender offer or exchange offer for Securities or a solicitation of consents in respect of Securities, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities on equal terms). However, without the consent of each Holder affected, an amendment or waiver under this Section may not:

          (1) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

          (2) reduce the rate of or change the time for payment of interest, including default interest, on any Security;

          (3) reduce the principal of or change the fixed maturity of any Security or alter the premium or other provisions with respect to redemption under Section 3.07 or specified in the Securities;

          (4) make any Security payable in money other than that stated in the Security;

          (5) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on any Security pursuant to Sections 6.07 and 6.08, except as limited by Section 6.06;

          (6) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of this Indenture pursuant to Section 6.04 or 6.07 or this sentence of this Section 9.02; or

          (7) waive a continuing Default or Event of Default in the payment of principal of, or premium, if any, or interest on the Securities.

     The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of this Indenture.

     SECTION 9.03  Compliance with Trust Indenture Act

     Every amendment to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

     SECTION 9.04  Revocation and Effect of Consents

     Until an amendment (which includes any supplement) or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment or waiver. If the Company elects to fix a record date for such purpose, the record date shall be fixed at (i) the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation pursuant to Section 2.05, or (ii) such other date as the Company shall designate. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

     After an amendment or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through (7) of Section
9.02. In such case, the amendment or waiver shall bind each Holder of a Security who has consented to it and every subsequent Holder of a Security that evidences the same debt as the consenting Holder's Security.

     SECTION 9.05  Notation on or Exchange of Securities

     The Trustee may place an appropriate notation about an amendment or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall authenticate new Securities that reflect the amendment or waiver.

     SECTION 9.06  Trustee to Sign Amendments, etc.

     The Trustee shall sign any amendment or supplemental indenture authorized pursuant to this Article if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplemental indenture, the Trustee shall be entitled to receive and, subject to
Section 7.01, shall be fully protected in relying upon, an Opinion of Counsel as conclusive evidence that such amendment or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it will be valid and binding upon the Company and the Guarantors in accordance with its terms.

                                   ARTICLE 10

                            GUARANTEES OF SECURITIES

     SECTION 10.01  Unconditional Guarantees

     (a) For value received, (i) the Guarantors, jointly and severally, hereby fully, unconditionally and absolutely guarantee (the "Guarantees") to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under this Indenture and the Securities by the Company, and (ii) the Company hereby fully, unconditionally and absolutely guarantees (the "Company Guarantee") to the Holders and to the Trustee the obligations of the Guarantors described in clause (i), each when and as such principal, premium, if any, and interest shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Securities and this Indenture.

     (b) Failing payment when due of any amount guaranteed pursuant to the Guarantees, for whatever reason, each Guarantor will be obligated to pay the same immediately. Each Guarantee hereunder is intended to be a general, unsecured, senior obligation of each Guarantor and will rank pari passu in right of payment with all Indebtedness of each such Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee of such Guarantor. Each of the Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Securities, the Guarantees or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each of the Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Securities, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against each of the Guarantors to enforce the Guarantees without first proceeding against the Company.

     (c) Failing payment of the Guarantees, for whatever reason, the Company will be obligated to pay, or to perform or cause the performance of, the same immediately. The Company Guarantee is intended to be a general, unsecured, senior obligation of the Company and will rank pari passu in right of payment with all Indebtedness of the Company that is not, by its terms, expressly subordinated in right of payment to the Company Guarantee. The Company hereby agrees that its obligations under the Company Guarantee shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Securities, the Guarantees, the Company Guarantee or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or any Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Company.

     (d) The obligations of each Guarantor and the Company under this Article 10 shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Company or any Guarantor contained in the Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Company, any Guarantor or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Company, any Guarantor or the Trustee of any rights or remedies under the Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Securities, including all or any part of the rights of the Company or any Guarantor under this Indenture, (v) the extension of the time for payment by the Company or any Guarantor of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Securities or this Indenture or of the time for performance by the Company or any Guarantor of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Company or any Guarantor set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Company or any of the Guarantors or any of their respective assets, or the disaffirmance of the Securities, the Guarantees, the Company Guarantee or this Indenture in any such proceeding, (viii) the release or discharge of the Company or any Guarantor from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Securities, the Guarantees, the Company Guarantee or this Indenture or (x) any other circumstance which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

     (e) The Guarantors and the Company each hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Company or a Guarantor, and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantees or the Company Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantees or the Company Guarantee without notice to them and (iii) covenants that its Guarantee or the Company Guarantee, as the case may be, will not be discharged except by complete performance of the Guarantees or the Company Guarantee, as the case may be. Each Guarantor and the Company further agrees that if at any time all or any part of any payment theretofore applied by any Person to any Guarantee or the Company Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, the insolvency, bankruptcy or reorganization of the Company or any Guarantor, such Guarantee or the Company Guarantee, as the case may be, shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantees or the Company Guarantee, as the case may be, shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

     (f) Each Guarantor shall be subrogated to all rights of the Holders and the Trustee against the Company in respect of any amounts paid by such Guarantor pursuant to the provisions of this Indenture, provided, however, that no Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Securities and the Guarantees shall have been paid in full or discharged.

     (g) A director, officer, employee or stockholder, as such, of any Guarantor shall not have any liability for any obligations of such Guarantor under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.

     SECTION 10.02  Limitation of Guarantor's Liability

     Each Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal, state or foreign law. To effectuate the foregoing intention, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 10.03, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law.

     SECTION 10.03  Contribution

     In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its

Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by the Funding Guarantor in discharging the Company's obligations with respect to the Securities or any other Guarantor's obligations with respect to its Guarantee.

     SECTION 10.04  Execution and Delivery of Guarantees

     To further evidence the Guarantees set forth in Section 10.01, each Guarantor hereby agrees that a notation relating to such Guarantees shall be endorsed on each Security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of two Officers of each Guarantor.

     Each of the Guarantors hereby agrees that its Guarantee set forth in
Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation relating to such Guarantee.

     If an Officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

     SECTION 10.05  Addition of Guarantors

     (a) If any Subsidiary of the Company guarantees any Funded Indebtedness of the Company other than the Securities at any time subsequent to the Issue Date (including, without limitation, following any release of such Subsidiary pursuant to Section 10.06 from any Guarantee previously provided by it under this Article 10), then the Company shall (i) cause the Securities to be equally and ratably guaranteed by such Subsidiary, but only to the extent that the Securities are not already guaranteed by such Subsidiary on reasonably comparable terms and (ii) cause such Subsidiary to execute and deliver a supplemental indenture evidencing its provision of a Guarantee in accordance with clause (b) below.

     (b) Any Person that was not a Guarantor on the Issue Date may become a Guarantor by executing and delivering to the Trustee (i) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of this Indenture as a Guarantor and (ii) an Opinion of Counsel and Officers' Certificate to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion and provided that no opinion need be rendered concerning the enforceability of the Guarantee).

     SECTION 10.06  Release of Guarantee

     Notwithstanding anything to the contrary in this Article 10, in the event that any Guarantor shall no longer be a guarantor of any Funded Indebtedness of the Company other than the Securities, and so long as no Default or Event of Default shall have occurred or be continuing, such Guarantor, upon giving notice to the Trustee to the foregoing effect, shall be deemed to be released from all of its obligations under this Indenture and the Guarantee of such Guarantor shall be of no further force or effect. Following the receipt by the Trustee of any such notice, the Company shall cause this Indenture to be amended as provided in Section 9.01; provided, however, that the failure to so amend this Indenture shall not affect the validity of the termination of the Guarantee of such Guarantor.

     SECTION 10.07 Consent to Jurisdiction and Service of Process

     Each Guarantor that is not organized under the laws of the United States (including the States and the District of Columbia) (each a "Non-U.S. Guarantor") hereby appoints the principal office of CT Corporation System in The City of New York which, on the date hereof, is located at 1633 Broadway, New York, New York 10019, as the authorized agent thereof (the "Authorized Agent") upon whom process may be served in any action, suit or proceeding arising out of or based on this Indenture or the Securities which may be instituted in the Supreme Court of the State of New York or the United States District Court for the Southern District of New York, in either case in The Borough of Manhattan, The City of New York, by the Holder of any Security, and each Non-U.S. Guarantor hereby waives any objection which it may now or hereafter have to the laying of venue of any such proceeding and expressly and irrevocably accepts and submits, for the benefit of the Holders from time to time of the Securities, to the nonexclusive jurisdiction of any such court in respect of any such action, suit or proceeding, for itself and with respect to its properties, revenues and assets. Such appointment shall be irrevocable unless and until the appointment of a successor authorized agent for such purpose, and such successor's acceptance of such appointment, shall have occurred. Each Non-U.S. Guarantor agrees to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent with respect to any such action shall be deemed, in every respect, effective service of process upon any such Non-U.S. Guarantor. Notwithstanding the foregoing, any action against any Non-U.S. Guarantor arising out of or based on any Security may also be instituted by the Holder of such Security in any court in the jurisdiction of organization of such Non-U.S. Guarantor, and such Non-U.S. Guarantor expressly accepts the jurisdiction of any such court in any such action. The Company shall require the Authorized Agent to agree in writing to accept the foregoing appointment as agent for service of process.

     SECTION 10.08 Waiver of Immunity

     To the extent that any Non-U.S. Guarantor or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any thereof, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Indenture or the Securities, such Non-U.S. Guarantor, to the maximum extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

     SECTION 10.09  Judgment Currency

     Each Non-U.S. Guarantor agrees to indemnify the Trustee and each Holder against any loss incurred by it as a result of any judgment or order being given or made and expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in The City of New York at which the Trustee or such Holder on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by the Trustee or such Holder. The foregoing indemnity shall constitute a separate and independent obligation of each Non-U.S. Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

                                   ARTICLE 11

                                 MISCELLANEOUS

     SECTION 11.01  Trust Indenture Act Controls

     If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA sec. 318(c) the imposed duties shall control.

     SECTION 11.02  Notices

     Any notice or communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:

                       If to the Company or the Guarantors:

                       Union Texas Petroleum Holdings, Inc.
                       1330 Post Oak Boulevard
                       Houston, Texas 77056
                       Attention: General Counsel

                       If to the Trustee:

                       The First National Bank of Chicago
                       One First National Plaza, Suite 0126
                       Chicago, IL 60670-0126
                       Attention: Corporate Trust Services Division

     The Company, the Guarantors or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

     All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

     Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder's address shown on the register kept by the Registrar. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

     If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

     If the Company or any Guarantor mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

     SECTION 11.03  Communication by Holders with Other Holders

     Holders may communicate pursuant to TIA sec. 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA sec. 312(c).

     SECTION 11.04  Certificate and Opinion as to Conditions Precedent

     Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture, the Company or such Guarantor shall furnish to the Trustee:

          (1) an Officers' Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel (which shall include the statements set forth in Section 11.05) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

     SECTION 11.05  Statements Required in Certificate or Opinion

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

     SECTION 11.06  Rules by Trustee and Agents

     The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

     SECTION 11.07  Legal Holidays

     A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in any of The City of New York, Chicago, Illinois or at a place of payment are authorized or obligated by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

     SECTION 11.08  No Recourse Against Others

     A director, officer, employee or stockholder of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or such Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

     SECTION 11.09  Governing Law

     This Indenture and the Securities shall be governed by and constructed in accordance with the laws of the State of New York, without regard to principles of conflicts of law.

     SECTION 11.10  No Adverse Interpretation of Other Agreements

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company, any Guarantor or any other Subsidiary of the Company. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     SECTION 11.11  Successors

     All agreements of the Company and the Guarantors in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

     SECTION 11.12  Severability

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     SECTION 11.13  Counterpart Originals

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

     SECTION 11.14  Trustee as Paying Agent and Registrar

     The Company initially appoints the Trustee as Paying Agent and Registrar.

     SECTION 11.15  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                      UNION TEXAS PETROLEUM HOLDINGS, INC.

                                      By:
                                          -------------------------------------
                                          Title:


                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                        as Trustee

                                      By:
                                          -------------------------------------
                                          Title:


                                      UNION TEXAS EAST KALIMANTAN LIMITED

                                      By:
                                          -------------------------------------
                                          Title:


                                      UNION TEXAS PETROLEUM ENERGY CORPORATION

                                      By:
                                          -------------------------------------
                                          Title:


                                      UNION TEXAS INTERNATIONAL CORPORATION

                                      By:
                                          -------------------------------------
                                          Title:


                                      UNION TEXAS PRODUCTS CORPORATION

                                      By:
                                          -------------------------------------
                                          Title:


                                      UNISTAR, INC.

                                      By:
                                          -------------------------------------
                                          Title:

                                                                       EXHIBIT A

                               [FACE OF SECURITY]

                      UNION TEXAS PETROLEUM HOLDINGS, INC.

                               % SENIOR NOTE DUE

                                                                    CUSIP 908640

No.                                                             $

     Union Texas Petroleum Holdings, Inc., a Delaware corporation (the
"Company"), for value received promises to pay to                     or
registered assigns, the principal sum of                Dollars on
                         .

        Interest Payment Dates:           15 and           15

        Record Dates:           1 and           1

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers and a facsimile of its corporate seal to be affixed hereto or imprinted hereon.


Dated:


[SEAL]                                     UNION TEXAS PETROLEUM HOLDINGS, INC.

                                           By:
                                               -------------------------------

                                           By:
                                               -------------------------------


                                           Certificate of Authentication:

                                           THE FIRST NATIONAL BANK OF CHICAGO,
                                           as Trustee, certifies that this is
                                           one of the Securities referred to
                                           in the within-mentioned Indenture.

                                           By:
                                               -------------------------------
                                                     Authorized Signature

                             [REVERSE OF SECURITY]

                      UNION TEXAS PETROLEUM HOLDINGS, INC.

                               % SENIOR NOTE DUE

     1. Interest. Union Texas Petroleum Holdings, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this
Security at      % per annum from                , 1994 until maturity. The
Company will pay interest semiannually on                and                of
each year (each an "Interest Payment Date"), or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has
been paid or, if no interest has been paid, from                , 1994;
provided, that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first
Interest Payment Date shall be             , 1994. The Company shall pay
interest on overdue principal and premium, if any, from time to time on demand at a rate equal to the interest rate then in effect; it shall pay interest on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. The Company will pay the principal of, premium, if any, and interest on the Securities in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company, however, may pay such amounts by check payable in such money. It may mail an interest check to a Holder's registered address.

     3. Ranking and Guarantees. The Securities will be senior unsecured obligations of the Company. The Company's obligations to pay principal, premium, if any, and interest with respect to the Securities are unconditionally guaranteed on a joint and several basis (the "Guarantees") by the guarantors (the "Guarantors") parties to the Indenture. Each of the Guarantees will be an unsecured obligation of the Guarantor providing such Guarantee. Certain limitations to the obligations of the Guarantors are set forth in further detail in the Indenture. References herein to the Indenture or the Securities shall be deemed also to refer to the Guarantees set forth in the Indenture except where the context otherwise requires.

     4. Paying Agent and Registrar. Initially, The First National Bank of Chicago, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Holder. The Company may act in any such capacity.

     5. Indenture. The Company issued the Securities under an Indenture dated as
of           , 1994 (the "Indenture") among the Company, the Guarantors and the
Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code sec.sec. 77aaa-77bbbb) as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Securities are unsecured general obligations of the Company limited to $200,000,000 in aggregate principal amount.

     6. Optional Redemption. The Securities may be redeemed at any time, at the option of the Company, in whole or from time to time in part, at a price equal to 100% of their principal amount plus accrued and unpaid interest, if any, to the Redemption Date plus the Make-Whole Premium, if any (the "Redemption Price").

The amount of the Make-Whole Premium with respect to any Security (or portion thereof) to be redeemed will be the excess, if any, of:

          (i) the sum of the present values, calculated as of the Redemption Date, of:

             (A) each interest payment that, but for such redemption, would have been payable on the Security (or portion thereof) being redeemed on each Interest Payment Date occurring after the Redemption Date (excluding any accrued interest for the period prior to the Redemption Date); and

             (B) the principal amount that, but for such redemption, would have been payable at the final maturity of the Security (or portion thereof) being redeemed;

     over

          (ii) the principal amount of the Security (or portion thereof) being redeemed.

The present values of interest and principal payments referred to in clause (i) above will be determined in accordance with generally accepted principles of financial analysis. Such present values will be calculated by discounting the amount of each payment of interest or principal from the date that each such payment would have been payable, but for the redemption, to the Redemption Date at a discount rate equal to the Treasury Yield. The Make-Whole Premium shall be calculated by an Independent Investment Banker (as defined in the Indenture).

     For purposes of determining the Make-Whole Premium, "Treasury Yield" means a rate of interest per annum equal to the weekly average yield to maturity of United States Treasury Notes that have a constant maturity that corresponds to the remaining term to maturity of the Securities, calculated to the nearest
1/12 of a year (the "Remaining Term"). The Treasury Yield will be determined as of the third business day immediately preceding the applicable Redemption Date. The weekly average yields of United States Treasury Notes will be determined by reference to the most recent statistical release published by the Federal Reserve Bank of New York and designated "H.15(519) Selected Interest Rates" or any successor release (the "H.15 Statistical Release"). If the H.15 Statistical Release sets forth a weekly average yield for United States Treasury Notes having a constant maturity that is the same as the Remaining Term, then the Treasury Yield will be equal to such weekly average yield. In all other cases, the Treasury Yield will be calculated by interpolation, on a straight-line basis, between the weekly average yields on the United States Treasury Notes that have a constant maturity closest to and greater than the Remaining Term and the United States Treasury Notes that have a constant maturity closest to and less than the Remaining Term (in each case as set forth in the H.15 Statistical Release). Any weekly average yields so calculated by interpolation will be rounded to the nearest 1/100 of 1%, with any figure of 1/200% or above being rounded upward. If weekly average yields for United States Treasury Notes are not available in the H.15 Statistical Release or otherwise, then the Treasury Yield will be calculated by interpolation of comparable rates selected by the Independent Investment Banker.

     Periodic interest installments with respect to which the Interest Payment Date is on or prior to any Redemption Date will be payable to the Holders of record at the close of business on the relevant record dates referred to herein, all as provided in the Indenture.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, provided that if all the Securities of a Holder are to be redeemed, the entire outstanding amount of Securities held by such Holder, even if not a whole multiple of $1,000, will be redeemed. On and after the Redemption Date interest will cease to accrue on Securities or on the portions thereof called for redemption, as the case may be.

     7. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Security or portion of a Security selected for redemption. Also, it need not exchange or register the transfer of any Securities for a period of 15 days before a selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

     8. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

     9. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Securities, and any existing Default under, or compliance with any provision of, the Indenture may be waived (other than any continuing Default or Event of Default in the payment of the principal of or premium, if any, or interest on the Securities) by the Holders of at least a majority in principal amount of the Securities then outstanding in accordance with the terms of the Indenture. Without the consent of any Holder, the Company, the Guarantors and the Trustee may amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency; to provide for uncertificated Securities in addition to or in place of certificated Securities; to provide for the assumption of the obligations of the Company and each Guarantor under the Indenture to Holders in the case of the merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company or any Guarantor; to reflect the release of any Guarantor from its Guarantee to the extent permitted by the Indenture; to make any change that does not materially adversely affect the rights of any Holder; or to comply with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

     The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Company to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Trustee in a notice furnished to Holders in accordance with the terms of the Indenture.

     Without the consent of each Holder affected, the Company may not (i) reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the rate of or change the time for payment of interest, including default interest, on any Security, (iii) reduce the principal of or change the fixed maturity of any Security or alter the premium or other provisions with respect to redemption, (iv) make any Security payable in money other than that stated in the Security, (v) impair the right to institute suit for the enforcement of any payment of principal of, or premium, if any, or interest on any Security, (vi) make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of the Indenture or (vii) waive a continuing Default or Event of Default in the payment of principal of or premium, if any, or interest on the Securities.

     10. Defaults and Remedies. Events of Default include: default in payment of interest on the Securities for 30 days; default in payment of principal of or premium, if any, on the Securities; failure by the Company or any Guarantor for 60 days after written notice by the Trustee or by the Holders of at least 25% of the aggregate principal amount of the Securities then outstanding to it to comply with any of its other covenants or agreements in the Indenture, the Guarantees or the Securities; the acceleration of the maturity of any Indebtedness of the Company or any Restricted Subsidiary (other than the Securities or any Non-Recourse Indebtedness) that has an outstanding principal amount of $20 million or more individually or in the aggregate; a default in the payment of principal or interest in respect of any Indebtedness of the Company or any Restricted Subsidiary (other than the Securities or any Non-Recourse Indebtedness) having an outstanding principal amount of $20 million or more individually or in the aggregate, and such default shall be continuing for a period of 30 days without the Company or such Restricted Subsidiary, as the case may be, effecting a cure of such default; a judgment or order for the payment of money in excess of $20 million (net of applicable insurance coverage which is acknowledged in writing by the insurer) having been rendered against the Company or any Restricted Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or certain events involving bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare the principal of, and premium, if any, and interest on all the Securities to be immediately due and payable, except that in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any Restricted Subsidiary, all outstanding Securities become due and payable immediately without further action or notice. The amount due and payable upon the acceleration of any Security is equal to 100% of the principal amount thereof plus accrued interest to the date of payment. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity reasonably satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     11. Trustee Dealings with Company and Guarantors. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, the Guarantors or their respective Affiliates, and may otherwise deal with the Company, the Guarantors or their respective Affiliates, as if it were not Trustee.

     12. No Recourse against Others. A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or such Guarantor under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

     13. Authentication. This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

     14. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT
(= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

          Union Texas Petroleum Holdings, Inc.
          1330 Post Oak Boulevard
          Houston, Texas 77056
          Attention: General Counsel

                          FORM OF NOTATION ON SECURITY
                             RELATING TO GUARANTEES

     Each Guarantor (which term includes any successor Person under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Company.

     The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantees and the Indenture are expressly set forth in
Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantees.

                                            UNION TEXAS EAST KALIMANTAN LIMITED

                                            By:
                                                -------------------------------

                                            By:
                                                -------------------------------


                                            UNION TEXAS PETROLEUM ENERGY
                                              CORPORATION

                                            By:
                                                -------------------------------

                                            By:
                                                -------------------------------


                                            UNION TEXAS INTERNATIONAL
                                              CORPORATION

                                            By:
                                                -------------------------------

                                            By:
                                                -------------------------------


                                            UNION TEXAS PRODUCTS CORPORATION

                                            By:
                                                -------------------------------

                                            By:
                                                -------------------------------


                                            UNISTAR, INC.

                                            By:
                                                -------------------------------

                                            By:
                                                -------------------------------

                          FORM OF NOTATION ON SECURITY
                         RELATING TO COMPANY GUARANTEE

     The Company (which term includes any successor Person under the Indenture) has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the obligations of the Guarantors pursuant to the Guarantees set forth in Article 10 of the Indenture.

     The obligations of the Company to the Holders of Securities and to the Trustee pursuant to the Company Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Company Guarantee.


                                           UNION TEXAS PETROLEUM HOLDINGS, INC.

                                           By:
                                               -------------------------------

                                           By:
                                               -------------------------------

                                ASSIGNMENT FORM

     To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

- --------------------------------------------------------------------------------
             (Insert assignee's social security or tax I.D. number)

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------
             (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

- --------------------------------------------------------------------------------

Date:                     Your Signature:
      ------------------                  -------------------------------------
                                          (Sign exactly as your name appears on
                                                the face of this Security)

Signature Guarantee:
                     ----------------------------------------------------------
                                (Participant in a Recognized Signature
                                      Guaranty Medallion Program)